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                                                                    EXHIBIT 99.1

Press Release

      Contacts:
      Vincent F. Simmon, Ph.D.              Bruce Russell
      President and CEO                     Investor Relations
      Cortex Pharmaceuticals, Inc.          Russell Communications Group
      (949) 727-3157                        (310) 216-1414

                          Cortex to Begin Trading on
                          The American Stock Exchange

                         --NEW SYMBOL WILL BE "COR"--

Irvine, CA, April 30, 2001 - Cortex Pharmaceuticals, Inc. (OTCBB: CORX) announced today that its shares of common stock had been approved for listing on The American Stock Exchange. The shares are expected to begin trading on the Exchange during the week of May 7, 2001, under the ticker symbol COR. The Company's shares will cease trading on the Over the Counter Bulletin Board on the same date.

"We are very pleased to join The American Stock Exchange," said Vincent F. Simmon, Ph.D., President and Chief Executive Officer of Cortex. "There are many benefits of an exchange listing, including a substantially enhanced visibility. Through its investor relations programs and services, we believe that listing on the AMEX will help us build long-term value for our shareholders. Currently our share price is not quoted in daily newspapers because we are a bulletin board stock. In addition, many investment funds that might have an interest in Cortex are not permitted to take positions in stocks that are not listed on one of the major exchanges."

Cortex, located in Irvine, California, is a neuroscience company focused on novel drug therapies for neurological and psychiatric disorders. The Company is pioneering a class of proprietary pharmaceuticals called Ampakine compounds, which act to increase the strength of signals at connections between brain cells. The weakening or loss of these connections is thought to be responsible for memory difficulties from Alzheimer's disease and to contribute to cognitive dysfunction in schizophrenia. A recently completed study with Ampakine CX516 in patients with schizophrenia indicated improvement in a number of symptoms also common to patients with ADHD. Cortex has alliances with NV Organon for the potential treatment of schizophrenia and depression, and with Shire Pharmaceuticals Group for the evaluation and potential licensing of the Ampakine technology and molecules as a treatment for attention deficit hyperactivity disorder (ADHD). Cortex has licensed the Ampakine technology in Europe and Asia to Les Laboratoires Servier of Paris for a number of age and disease related neurodegenerative conditions including Alzheimer's disease, Mild Cognitive Impairment and dementias associated with diseases such as multiple sclerosis and Parkinson's disease.
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                     Website: http://www.cortexpharm.com/
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Note -- This press release contains forward-looking statements concerning the
Company's research and development activities and business development plans. Actual results may differ materially, depending on a number of risk factors, including the risks that the Company may be unable to secure additional capital needed to continue its operations; that the Company may be unable to arrive at corporate partnerships with additional pharmaceutical companies on acceptable terms and therefore be required to independently fund clinical development of Ampakine molecules through the sale of additional equity securities or otherwise; that the Company's proposed products may at any time be found to be toxic or ineffective for any or all of their proposed indications; that competitors may challenge or design around the Company's patents or develop competing technologies; and that clinical studies may at any point be suspended or take substantially longer than anticipated to complete. As discussed in the Company's Securities and Exchange Commission filings, the Company's proposed products will require additional research, lengthy and costly clinical testing and regulatory approval. The Ampakine molecules are investigational drugs and have not yet been shown to have efficacy in the treatment of any disease.

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